CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Equity Funds of our report dated November 24, 2020, relating to the financial statements and financial highlights, which appears in AIG International Dividend Strategy Fund’s and AIG Japan Fund’s Annual Report on Form N-CSR for the year ended September 30, 2020. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

January 26, 2021